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                                                                      EX-99.d.19
                                                   AMENDMENT NO. 1 TO SCHEDULE A

                                   SCHEDULE A

     UBS RELATIONSHIP FUNDS

1.   UBS Global Securities Relationship Fund
2.   UBS Global Aggregate Bond Relationship Fund
3.   UBS U.S. Large Cap Equity Relationship Fund
4.   UBS U.S. Intermediate Cap Relationship Fund
5.   UBS U.S. Value Equity Relationship Fund
6.   UBS U.S. Small Cap Equity Relationship Fund
7.   UBS Emerging Markets Equity Relationship Fund
8.   UBS U.S. Core Plus Relationship Fund
9.   UBS U.S. Bond Relationship Fund
10.  UBS Short Duration Relationship Fund
11.  UBS Enhanced Yield Relationship Fund
12.  UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13.  UBS Short-Term Relationship Fund
14.  UBS Emerging Markets Debt Relationship Fund
15.  UBS Opportunistic Emerging Markets Debt Relationship Fund
16.  UBS Opportunistic High Yield Relationship Fund

     This Amendment has been agreed to as of this 19th day of August, 2002 by the undersigned.

UBS RELATIONSHIP FUNDS                UBS RELATIONSHIP FUNDS

By: /s/ Paul H. Schubert              By: /s/ David M. Goldenberg
    -------------------------             -------------------------
    Name:  Paul H. Schubert               Name:  David M. Goldenberg
    Title: Treasurer and Principal        Title: Vice President and
           Accounting Officer                    Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT           UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                       (AMERICAS) INC.

By: /s/ Robert P. Wolfangel              By: /s/ Amy R. Doberman
    -------------------------                -------------------------
    Name:  Robert P. Wolfangel               Name:  Amy R. Doberman
    Title: Executive Director and            Title: Assistant Secretary
           Chief Financial Officer